Western Alliance Bancorporation Appoints Two New Board Members
Former Chief Risk Officer of Top 25 U.S. Bank and Cybersecurity Expert Join Board

Company Release – 12/11/2025
PHOENIX--(BUSINESS WIRE)-- Western Alliance Bancorporation (NYSE: WAL) today announced the appointment of two distinguished leaders to its Board of Directors, adding sizable expertise in the key areas of cybersecurity and risk management as the organization nears the $100 billion asset threshold.
Joining the Board are Dr. Michael Papay, a recognized cybersecurity authority and former head of Technology Risk and Information Security at American Express, and Mr. Clarke Starnes III, former Chief Risk Officer at Truist, one of the nation’s largest banks with more than $500 billion in assets.
“It is a testament to Western Alliance’s powerful momentum and tremendous potential that these two talented leaders have chosen to join our Board at this pivotal time,” said Bruce D. Beach, Board Chairman, Western Alliance Bancorporation Board of Directors. “Their respective experience will help guide Western Alliance as we advance toward crossing the $100 billion asset mark.”
Kenneth A. Vecchione, President, Chief Executive Officer and Director, Western Alliance Bancorporation, added, “As we execute our National Commercial Bank Strategy to achieve ongoing, strong performance for our shareholders and customers, we also continue to thoughtfully prepare our company to become a Large Financial Institution. Both Mike and Clarke have extensive insights and valuable experience to share with our Board and Western Alliance management, and we are very pleased to welcome them to our organization.”
About New Board Members
Dr. Michael Papay: Dr. Papay is a recognized cybersecurity and technology risk expert with an extensive career in defense and financial services. He has led major cybersecurity programs for Fortune 100 companies and advised U.S. agencies including Homeland Security, Defense, the FBI, and the Federal Reserve. Currently, he serves as Advisory Board Chair and Chief Information Security Officer for Rohirrim, an AI company specializing in domain platforms. Previously, he was Executive Vice President, Technology Risk and Information Security at American Express.
“I am excited to join the Board of Directors at Western Alliance, one of the most admired banks in the country with a proven history of being nimble and entrepreneurial, all while taking excellent care of its customers,” said Dr. Papay. “As the organization continues on its well-planned growth trajectory, I look forward to bringing my expertise in technology and cybersecurity forward to benefit the bank and all of its stakeholders.”
Clarke R. Starnes III: Mr. Starnes brings decades of experience in risk, audit, compliance, and regulatory management, as well as corporate strategy and capital planning. He served as Chief Risk Officer at Truist until 2024 and previously served as CRO for BB&T beginning in 2009. Mr. Starnes also served as Vice Chairman of the Board for Truist from 2022–2024. He is recognized as one of the longest-tenured Chief Risk Officer among the top 25 U.S. banks.
Mr. Starnes said, “As a long-standing banking industry executive, I have observed how Western Alliance has continued to deliver impressive growth while continuing to put people, including customers, first. I am eager to contribute my knowledge as a Board member to help the company continue to deliver excellent performance as it continues to scale.”
About Western Alliance Bancorporation
Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Its primary subsidiary, Western Alliance Bank, Member FDIC, is a leading national bank for business that puts customers first, delivering tailored business banking solutions and consumer products backed by outstanding, personalized service and specific expertise in more than 30 industries and sectors. With $90 billion in assets and offices nationwide, Western Alliance has ranked as a top U.S. bank by American Banker and Bank Director since 2016. In 2025, Western Alliance Bancorporation was #2 for Best CEO, Best CFO and Best Company Board of Directors on Extel’s All-America Executive Team Midcap Banks list. For more information on offerings, subsidiaries and affiliates, visit www.westernalliancebank.com or follow Western Alliance Bank on LinkedIn.
Investor Contact:
Miles Pondelik
Director, Investor Relations & Corporate Development
602.346.7462
mpondelik@westernalliancebank.com
Media Contact:
Stephanie Whitlow
Chief Marketing Officer
swhitlow@westernalliancebank.com